Exhibit 99.1
Caterpillar Inc.
1Q 2025 Earnings Release

FOR IMMEDIATE RELEASE

Caterpillar Reports First-Quarter 2025 Results

	First Quarter
($ in billions except profit per share)	2025	2024
Sales and Revenues	$14.2	$15.8
Profit Per Share	$4.20	$5.75
Adjusted Profit Per Share	$4.25	$5.60

Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 12 and 13.

●	First-quarter 2025 profit per share of $4.20; adjusted profit per share of $4.25
●	Enterprise operating cash flow was $1.3 billion in the first quarter of 2025
●	Deployed $4.3 billion of cash for share repurchases and dividends in the first quarter

IRVING, Texas, April 30, 2025 – Caterpillar Inc. (NYSE: CAT) announced first-quarter 2025 results. Sales and revenues for the first quarter of 2025 were $14.2 billion, a 10% decrease compared with $15.8 billion in the first quarter of 2024. The decrease was primarily due to lower sales volume of $1.1 billion and unfavorable price realization of $250 million. Lower sales volume was mainly driven by the impact from changes in dealer inventories.
Operating profit margin was 18.1% for the first quarter of 2025, compared with 22.3% for the first quarter of 2024. Adjusted operating profit margin was 18.3% for the first quarter of 2025, compared with 22.2% for the first quarter of 2024. First-quarter 2025 profit per share was $4.20, compared with first-quarter 2024 profit per share of $5.75. Adjusted profit per share in the first quarter of 2025 was $4.25, compared with first-quarter 2024 adjusted profit per share of $5.60. For the first quarter of 2025 and 2024, adjusted operating profit margin and adjusted profit per share excluded restructuring income/costs.
For the first quarter of 2025, enterprise operating cash flow was $1.3 billion, and the company ended the first quarter with $3.6 billion of enterprise cash. In the quarter, the company deployed $3.7 billion of cash for repurchases of Caterpillar common stock and $0.7 billion of cash for dividends.
“I’m proud of our global team’s continued support of our customers and for delivering another quarter of solid results,” said Chairman and CEO Jim Umpleby. “Our strong balance sheet allowed us to deploy over $4 billion to shareholders through share repurchases and dividends during the quarter.”
“Our strategy for long-term profitable growth is delivering results, which reflect the benefits of our diverse portfolio and end markets,” said incoming CEO Joe Creed. “I am honored to lead our talented team in building on Caterpillar’s legacy of helping customers solve their toughest challenges.”
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CONSOLIDATED RESULTS
Consolidated Sales and Revenues
The chart above graphically illustrates reasons for the change in consolidated sales and revenues between the first quarter of 2024 (at left) and the first quarter of 2025 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees.
Total sales and revenues for the first quarter of 2025 were $14.249 billion, a decrease of $1.550 billion, or 10%, compared with $15.799 billion in the first quarter of 2024. The decrease was primarily due to lower sales volume of $1.1 billion and unfavorable price realization of $250 million. Lower sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory increased by $100 million during the first quarter of 2025, compared with an increase of $1.4 billion during the first quarter of 2024.
Sales were lower across the three primary segments.

Sales and Revenues by Segment
(Millions of dollars)	First Quarter 2024	Sales Volume	Price Realization	Currency	Inter-Segment / Other	First Quarter 2025	$ Change	% Change

Construction Industries	$6,424	$(820)	$(355)	$(98)	$33	$5,184	$(1,240)	(19%)
Resource Industries	3,193	(179)	(50)	(46)	(34)	2,884	(309)	(10%)
Energy & Transportation	6,681	(175)	155	(69)	(24)	6,568	(113)	(2%)
All Other Segment	109	(2)	—	(1)	(15)	91	(18)	(17%)
Corporate Items and Eliminations	(1,447)	66	—	(8)	40	(1,349)	98
Machinery, Energy & Transportation	14,960	(1,110)	(250)	(222)	—	13,378	(1,582)	(11%)

Financial Products Segment	991	—	—	—	16	1,007	16	2%
Corporate Items and Eliminations	(152)	—	—	—	16	(136)	16
Financial Products Revenues	839	—	—	—	32	871	32	4%

Consolidated Sales and Revenues	$15,799	$(1,110)	$(250)	$(222)	$32	$14,249	$(1,550)	(10%)

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Sales and Revenues by Geographic Region
	North America		Latin America		EAME		Asia/Pacific		External Sales and Revenues		Inter-Segment		Total Sales and Revenues
(Millions of dollars)	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg	$	% Chg
First Quarter 2025
Construction Industries	$2,904	(24%)	$504	(15%)	$867	(13%)	$869	(12%)	$5,144	(20%)	$40	471%	$5,184	(19%)
Resource Industries	1,084	(14%)	561	18%	406	(13%)	770	(14%)	2,821	(9%)	63	(35%)	2,884	(10%)
Energy & Transportation	3,142	6%	370	(9%)	1,130	(13%)	756	(9%)	5,398	(2%)	1,170	(2%)	6,568	(2%)
All Other Segment	17	(6%)	—	100%	2	(50%)	12	(8%)	31	(9%)	60	(20%)	91	(17%)
Corporate Items and Eliminations	(11)		—		(2)		(3)		(16)		(1,333)		(1,349)
Machinery, Energy & Transportation	7,136	(11%)	1,435	(3%)	2,403	(13%)	2,404	(12%)	13,378	(11%)	—	—%	13,378	(11%)

Financial Products Segment	682	3%	99	(2%)	122	(1%)	104	(4%)	1,007	2%	—	—%	1,007	2%
Corporate Items and Eliminations	(80)		(19)		(19)		(18)		(136)		—		(136)
Financial Products Revenues	602	7%	80	(4%)	103	(1%)	86	(1%)	871	4%	—	—%	871	4%

Consolidated Sales and Revenues	$7,738	(10%)	$1,515	(3%)	$2,506	(12%)	$2,490	(12%)	$14,249	(10%)	$—	—%	$14,249	(10%)

First Quarter 2024
Construction Industries	$3,833		$595		$996		$993		$6,417		$7		$6,424
Resource Industries	1,264		476		465		891		3,096		97		3,193
Energy & Transportation	2,951		408		1,294		834		5,487		1,194		6,681
All Other Segment	18		(1)		4		13		34		75		109
Corporate Items and Eliminations	(58)		(2)		(11)		(3)		(74)		(1,373)		(1,447)
Machinery, Energy & Transportation	8,008		1,476		2,748		2,728		14,960		—		14,960

Financial Products Segment	659		101		123		108		991		—		991
Corporate Items and Eliminations	(94)		(18)		(19)		(21)		(152)		—		(152)
Financial Products Revenues	565		83		104		87		839		—		839

Consolidated Sales and Revenues	$8,573		$1,559		$2,852		$2,815		$15,799		$—		$15,799

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Consolidated Operating Profit
The chart above graphically illustrates reasons for the change in consolidated operating profit between the first quarter of 2024 (at left) and the first quarter of 2025 (at right). Caterpillar management utilizes these charts internally to visually communicate with the company’s board of directors and employees. The bar titled Other includes consolidating adjustments and Machinery, Energy & Transportation’s other operating (income) expenses.
Operating profit for the first quarter of 2025 was $2.579 billion, a decrease of $940 million, or 27%, compared with $3.519 billion in the first quarter of 2024. The decrease was mainly due to the profit impact of lower sales volume of $652 million and unfavorable price realization of $250 million.

Profit (Loss) by Segment
(Millions of dollars)	First Quarter 2025	First Quarter 2024	$ Change	% Change
Construction Industries	$1,024	$1,764	$(740)	(42%)
Resource Industries	599	730	(131)	(18%)
Energy & Transportation	1,314	1,301	13	1%
All Other Segment	(21)	24	(45)	(188%)
Corporate Items and Eliminations	(401)	(415)	14
Machinery, Energy & Transportation	2,515	3,404	(889)	(26%)

Financial Products Segment	215	293	(78)	(27%)
Corporate Items and Eliminations	(14)	(25)	11
Financial Products	201	268	(67)	(25%)

Consolidating Adjustments	(137)	(153)	16

Consolidated Operating Profit	$2,579	$3,519	$(940)	(27%)

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Other Profit/Loss and Tax Items
•Other income (expense) in the first quarter of 2025 was income of $107 million, compared with income of $156 million in the first quarter of 2024. The change was primarily driven by unfavorable foreign currency impacts.
•The effective tax rate for the first quarter of 2025 was 22.3% compared to 19.5% for the first quarter of 2024. Excluding the discrete items discussed below, the first-quarter 2025 estimated annual effective tax rate was 23.0% compared with 22.5% for the first quarter of 2024.
A discrete tax benefit of $17 million was recorded in the first quarter of 2025, compared with a $38 million benefit in the first quarter of 2024, for the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense. In addition, the estimated annual effective tax rate in the first quarter of 2024 excluded the impact of nontaxable gains of $64 million for the divestiture of a non-U.S. mining entity along with a related tax benefit of $54 million.
Please see a reconciliation of GAAP to non-GAAP financial measures in the appendix on pages 12 and 13.
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CONSTRUCTION INDUSTRIES
(Millions of dollars)
Segment Sales
	First Quarter 2024	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2025	$ Change	% Change
Total Sales	$6,424	$(820)	$(355)		$(98)	$33	$5,184	$(1,240)	(19%)

Sales by Geographic Region
	First Quarter 2025	First Quarter 2024	$ Change		% Change
North America	$2,904	$3,833	$(929)		(24%)
Latin America	504	595	(91)		(15%)
EAME	867	996	(129)		(13%)
Asia/Pacific	869	993	(124)		(12%)
External Sales	5,144	6,417	(1,273)		(20%)
Inter-segment	40	7	33		471%
Total Sales	$5,184	$6,424	$(1,240)		(19%)

Segment Profit
	First Quarter 2025	First Quarter 2024	Change		% Change
Segment Profit	$1,024	$1,764	$(740)		(42%)
Segment Profit Margin	19.8%	27.5%	(7.7	pts)

Construction Industries’ total sales were $5.184 billion in the first quarter of 2025, a decrease of $1.240 billion, or 19%, compared with $6.424 billion in the first quarter of 2024. The decrease was primarily due to lower sales volume of $820 million and unfavorable price realization of $355 million. The decrease in sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory decreased slightly during the first quarter of 2025, compared with an increase during the first quarter of 2024.
•In North America, sales decreased due to lower sales volume and unfavorable price realization. Lower sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory decreased during the first quarter of 2025, compared with an increase during the first quarter of 2024.
•Sales decreased in Latin America due to unfavorable currency impacts primarily related to the Brazilian real, unfavorable price realization and lower sales volume. Lower sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory decreased during the first quarter of 2025, compared with an increase during the first quarter of 2024.
•In EAME, sales decreased primarily due to unfavorable price realization and lower sales volume. Lower sales volume was mainly driven by the impact from changes in dealer inventories. Dealer inventory increased less during the first quarter of 2025 than during the first quarter of 2024.
•Sales decreased in Asia/Pacific due to lower sales volume, unfavorable price realization and unfavorable currency impacts primarily related to the Japanese yen. Lower sales volume was mainly driven by lower sales of equipment to end users.
Construction Industries’ segment profit was $1.024 billion in the first quarter of 2025, a decrease of $740 million, or 42%, compared with $1.764 billion in the first quarter of 2024. The decrease was mainly due to the profit impact of lower sales volume of $371 million and unfavorable price realization of $355 million.
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RESOURCE INDUSTRIES
(Millions of dollars)
Segment Sales
	First Quarter 2024	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2025	$ Change	% Change
Total Sales	$3,193	$(179)	$(50)		$(46)	$(34)	$2,884	$(309)	(10%)

Sales by Geographic Region
	First Quarter 2025	First Quarter 2024	$ Change		% Change
North America	$1,084	$1,264	$(180)		(14%)
Latin America	561	476	85		18%
EAME	406	465	(59)		(13%)
Asia/Pacific	770	891	(121)		(14%)
External Sales	2,821	3,096	(275)		(9%)
Inter-segment	63	97	(34)		(35%)
Total Sales	$2,884	$3,193	$(309)		(10%)

Segment Profit
	First Quarter 2025	First Quarter 2024	Change		% Change
Segment Profit	$599	$730	$(131)		(18%)
Segment Profit Margin	20.8%	22.9%	(2.1	pts)

Resource Industries’ total sales were $2.884 billion in the first quarter of 2025, a decrease of $309 million, or 10%, compared with $3.193 billion in the first quarter of 2024. The decrease was primarily due to lower sales volume of $179 million, unfavorable price realization of $50 million and unfavorable currency impacts of $46 million, primarily related to the Australian dollar. The decrease in sales volume was mainly driven by lower sales of equipment to end users.
Resource Industries’ segment profit was $599 million in the first quarter of 2025, a decrease of $131 million, or 18%, compared with $730 million in the first quarter of 2024. The decrease was mainly due to the profit impact of lower sales volume.
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ENERGY & TRANSPORTATION
(Millions of dollars)
Segment Sales
	First Quarter 2024	Sales Volume	Price Realization		Currency	Inter-Segment	First Quarter 2025	$ Change	% Change
Total Sales	$6,681	$(175)	$155		$(69)	$(24)	$6,568	$(113)	(2%)

Sales by Application
	First Quarter 2025	First Quarter 2024	$ Change		% Change
Oil and Gas	$1,258	$1,568	$(310)		(20%)
Power Generation	1,996	1,618	378		23%
Industrial	967	989	(22)		(2%)
Transportation	1,177	1,312	(135)		(10%)
External Sales	5,398	5,487	(89)		(2%)
Inter-segment	1,170	1,194	(24)		(2%)
Total Sales	$6,568	$6,681	$(113)		(2%)

Segment Profit
	First Quarter 2025	First Quarter 2024	Change		% Change
Segment Profit	$1,314	$1,301	$13		1%
Segment Profit Margin	20.0%	19.5%	0.5	pts

Energy & Transportation’s total sales were $6.568 billion in the first quarter of 2025, a decrease of $113 million, or 2%, compared with $6.681 billion in the first quarter of 2024. The decrease was due to lower sales volume of $175 million, unfavorable currency impacts of $69 million primarily related to the euro, and lower inter-segment sales of $24 million, partially offset by favorable price realization of $155 million.
•Oil and Gas – Sales decreased in reciprocating engines used in gas compression and well servicing applications. Sales also decreased for turbines and turbine-related services.
•Power Generation – Sales increased in large reciprocating engines, primarily data center applications.
•Industrial – Sales decreased primarily in North America and Asia/Pacific, partially offset by increased sales in EAME.
•Transportation – Sales decreased in marine. International locomotive deliveries were also lower.
Energy & Transportation’s segment profit was $1.314 billion in the first quarter of 2025, an increase of $13 million, or 1%, compared with $1.301 billion in the first quarter of 2024. The increase was primarily due to favorable price realization of $155 million, mostly offset by the profit impact of lower sales volume of $114 million and unfavorable manufacturing costs of $40 million. Unfavorable manufacturing costs largely reflected increased period manufacturing costs.

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FINANCIAL PRODUCTS SEGMENT
(Millions of dollars)
Revenues by Geographic Region
	First Quarter 2025	First Quarter 2024	$ Change	% Change
North America	$682	$659	$23	3%
Latin America	99	101	(2)	(2%)
EAME	122	123	(1)	(1%)
Asia/Pacific	104	108	(4)	(4%)
Total Revenues	$1,007	$991	$16	2%

Segment Profit
	First Quarter 2025	First Quarter 2024	Change	% Change
Segment Profit	$215	$293	$(78)	(27%)

Financial Products’ segment revenues were $1.007 billion in the first quarter of 2025, an increase of $16 million, or 2%, compared with $991 million in the first quarter of 2024. The increase was primarily due to a favorable impact from higher average earning assets of $28 million driven by North America, partially offset by an unfavorable impact from lower average financing rates of $15 million primarily in North America.
Financial Products’ segment profit was $215 million in the first quarter of 2025, a decrease of $78 million, or 27%, compared with $293 million in the first quarter of 2024. The decrease was mainly due to the absence of an insurance settlement of $33 million in the first quarter of 2024, higher provision for credit losses at Cat Financial of $22 million, an unfavorable impact from lower net yield on average earning assets of $14 million and an unfavorable impact from equity securities of $14 million.
At the end of the first quarter of 2025, past dues at Cat Financial were 1.58%, compared with 1.78% at the end of the first quarter of 2024. Write-offs, net of recoveries, were $20 million for the first quarter of 2025, compared with $55 million for the first quarter of 2024. As of March 31, 2025, Cat Financial's allowance for credit losses totaled $282 million, or 0.95% of finance receivables, compared with $267 million, or 0.91% of finance receivables at December 31, 2024.
Corporate Items and Eliminations
Expense for corporate items and eliminations was $415 million in the first quarter of 2025, a decrease of $25 million from the first quarter of 2024, driven by a favorable change in fair value adjustments related to deferred compensation plans and decreased expenses due to timing differences, partially offset by unfavorable impacts of segment reporting methodology differences, unfavorable restructuring income/costs and higher corporate costs.
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Notes
i.Glossary of terms is included on the Caterpillar website at https://investors.caterpillar.com/overview/default.aspx.
ii.Sales of equipment to end users is demonstrated by the company’s Rolling 3 Month Retail Sales Statistics filed in a Form 8-K on Wednesday, Apr. 30, 2025.
iii.Information on non-GAAP financial measures is included in the appendix on pages 12 and 13.
iv.Some amounts within this report are rounded to the millions or billions and may not add.
v.Caterpillar will conduct a teleconference and live webcast, with a slide presentation, beginning at 7:30 a.m. Central Time on Wednesday, Apr. 30, 2025, to discuss its 2025 first-quarter results. The accompanying slides will be available before the webcast on the Caterpillar website at https://investors.caterpillar.com/events-presentations/default.aspx.
About Caterpillar
With 2024 sales and revenues of $64.8 billion, Caterpillar Inc. is the world’s leading manufacturer of construction and mining equipment, off-highway diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. For 100 years, we’ve been helping customers build a better, more sustainable world and are committed and contributing to a reduced-carbon future. Our innovative products and services, backed by our global dealer network, provide exceptional value that helps customers succeed. Caterpillar does business on every continent, principally operating through three primary segments – Construction Industries, Resource Industries and Energy & Transportation – and providing financing and related services through our Financial Products segment. Visit us at caterpillar.com or join the conversation on our social media channels at caterpillar.com/en/news/social-media.html.
Caterpillar’s latest financial results are also available online:
https://investors.caterpillar.com/overview/default.aspx
https://investors.caterpillar.com/financials/quarterly-results/default.aspx (live broadcast/replays of quarterly conference call)
Caterpillar investor relations contact: Alex Kapper, +1 773-250-2227 or Kapper_Alex@cat.com

Caterpillar media contact: Tiffany Heikkila, +1 832-573-0958 or Tiffany.Heikkila@cat.com

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Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “forecast,” “target,” “guide,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) international trade policies and their impact on demand for our products and our competitive position, including the imposition of new tariffs or changes in existing tariff rates; (vi) our ability to develop, produce and market quality products that meet our customers’ needs; (vii) the impact of the highly competitive environment in which we operate on our sales and pricing; (viii) information technology security threats and computer crime; (ix) inventory management decisions and sourcing practices of our dealers and our OEM customers; (x) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xi) union disputes or other employee relations issues; (xii) adverse effects of unexpected events; (xiii) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xiv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xv) our Financial Products segment’s risks associated with the financial services industry; (xvi) changes in interest rates or market liquidity conditions; (xvii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xx) increased pension plan funding obligations; (xxi) alleged or actual violations of trade or anti-corruption laws and regulations; (xxii) additional tax expense or exposure, including the impact of U.S. tax reform; (xxiii) significant legal proceedings, claims, lawsuits or government investigations; (xxiv) new regulations or changes in financial services regulations; (xxv) compliance with environmental laws and regulations; (xxvi) catastrophic events, including global pandemics such as the COVID-19 pandemic; and (xxvii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.
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APPENDIX
NON-GAAP FINANCIAL MEASURES
The following definitions are provided for the non-GAAP financial measures. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.
The company believes it is important to separately quantify the profit impact of two significant items in order for the company’s results to be meaningful to readers. These items consist of (i) other restructuring income/costs and (ii) restructuring income related to the divestiture of a non-U.S. mining entity in 2024. The company does not consider these items indicative of earnings from ongoing business activities and believes the non-GAAP measure provides investors with useful perspective on underlying business results and trends and aids with assessing the company’s period-over-period results. The company intends to discuss adjusted profit per share for the fourth quarter and full-year 2025, excluding mark-to-market gains or losses for remeasurement of pension and other postemployment benefit plans.
Reconciliations of adjusted results to the most directly comparable GAAP measure are as follows:

(Dollars in millions except per share data)	Operating Profit	Operating Profit Margin	Profit Before Taxes	Provision (Benefit) for Income Taxes	Profit	Profit per Share

Three Months Ended March 31, 2025 - U.S. GAAP	$2,579	18.1%	$2,570	$574	$2,003	$4.20
Other restructuring (income) costs	32	0.2%	33	8	25	0.05
Three Months Ended March 31, 2025 - Adjusted	$2,611	18.3%	$2,603	$582	$2,028	$4.25

Three Months Ended March 31, 2024 - U.S. GAAP	$3,519	22.3%	$3,532	$688	$2,856	$5.75
Restructuring (income) - non-US mining entity divestiture	(64)	(0.5)%	(64)	54	(118)	(0.24)
Other restructuring (income) costs	58	0.4%	58	14	44	0.09
Three Months Ended March 31, 2024 - Adjusted	$3,513	22.2%	$3,526	$756	$2,782	$5.60

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The company believes it is important to separately disclose the annual effective tax rate, excluding discrete items for the results to be meaningful to readers. The annual effective tax rate is discussed using non-GAAP financial measures that exclude the effects of amounts associated with discrete items recorded fully in the quarter they occur. For the three months ended March 31, 2025, and 2024, these items consist of (i) the settlement of stock-based compensation awards with associated tax deductions in excess of cumulative U.S. GAAP compensation expense and (ii) restructuring income related to the divestiture of a non-U.S. mining entity in 2024. The company believes the non-GAAP measures will provide investors with useful perspective on underlying business results and trends and aids with assessing the company's period-over-period results.
A reconciliation of the effective tax rate to annual effective tax rate, excluding discrete items is below:

(Dollars in millions)	Profit Before Taxes	Provision (Benefit) for Income Taxes	Effective Tax Rate

Three Months Ended March 31, 2025 - U.S. GAAP	$2,570	$574	22.3%
Excess stock-based compensation	—	17
Annual effective tax rate, excluding discrete items	$2,570	$591	23.0%
Excess stock-based compensation	—	(17)
Other restructuring (income) costs	33	8

Three Months Ended March 31, 2025 - Adjusted	$2,603	$582

Three Months Ended March 31, 2024 - U.S. GAAP	$3,532	$688	19.5%
Restructuring (income) - non-US mining entity divestiture	(64)	54
Excess stock-based compensation	—	38
Annual effective tax rate, excluding discrete items	$3,468	$780	22.5%

Excess stock-based compensation	—	(38)
Other restructuring (income) costs	58	14

Three Months Ended March 31, 2024 - Adjusted	$3,526	$756

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Supplemental Consolidating Data
The company is providing supplemental consolidating data for the purpose of additional analysis. The data has been grouped as follows:
Consolidated – Caterpillar Inc. and its subsidiaries.
Machinery, Energy & Transportation (ME&T) – The company defines ME&T as it is presented in the supplemental data as Caterpillar Inc. and its subsidiaries, excluding Financial Products. ME&T’s information relates to the design, manufacturing and marketing of its products.
Financial Products – The company defines Financial Products as it is presented in the supplemental data as its finance and insurance subsidiaries, primarily Caterpillar Financial Services Corporation (Cat Financial) and Caterpillar Insurance Holdings Inc. (Insurance Services). Financial Products’ information relates to the financing to customers and dealers for the purchase and lease of Caterpillar and other equipment.
Consolidating Adjustments – Eliminations of transactions between ME&T and Financial Products.
The nature of the ME&T and Financial Products businesses is different, especially with regard to the financial position and cash flow items. Caterpillar management utilizes this presentation internally to highlight these differences. The company believes this presentation will assist readers in understanding its business.
Pages 15 to 23 reconcile ME&T and Financial Products to Caterpillar Inc. consolidated financial information.
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Caterpillar Inc.
Condensed Consolidated Statement of Results of Operations
(Unaudited)
(Dollars in millions except per share data)

	Three Months Ended March 31,
	2025	2024
Sales and revenues:
Sales of Machinery, Energy & Transportation	$13,378	$14,960
Revenues of Financial Products	871	839
Total sales and revenues	14,249	15,799

Operating costs:
Cost of goods sold	8,965	9,662
Selling, general and administrative expenses	1,593	1,577
Research and development expenses	480	520
Interest expense of Financial Products	326	298
Other operating (income) expenses	306	223
Total operating costs	11,670	12,280

Operating profit	2,579	3,519

Interest expense excluding Financial Products	116	143
Other income (expense)	107	156

Consolidated profit before taxes	2,570	3,532

Provision (benefit) for income taxes	574	688
Profit of consolidated companies	1,996	2,844

Equity in profit (loss) of unconsolidated affiliated companies	7	10

Profit of consolidated and affiliated companies	2,003	2,854

Less: Profit (loss) attributable to noncontrolling interests	—	(2)

Profit [1]	$2,003	$2,856

Profit per common share	$4.22	$5.78
Profit per common share — diluted [2]	$4.20	$5.75

Weighted-average common shares outstanding (millions)
– Basic	474.9	493.9
– Diluted [2]	477.1	496.9

1	Profit attributable to common shareholders.
2	Diluted by assumed exercise of stock-based compensation awards using the treasury stock method.
(more)

Caterpillar Inc.
Condensed Consolidated Statement of Financial Position
(Unaudited)
(Millions of dollars)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$3,562	$6,889
Receivables – trade and other	9,116	9,282
Receivables – finance	9,655	9,565
Prepaid expenses and other current assets	2,824	3,119
Inventories	17,862	16,827
Total current assets	43,019	45,682

Property, plant and equipment – net	13,432	13,361
Long-term receivables – trade and other	1,261	1,225
Long-term receivables – finance	13,452	13,242
Noncurrent deferred and refundable income taxes	3,334	3,312
Intangible assets	361	399
Goodwill	5,270	5,241
Other assets	4,845	5,302
Total assets	$84,974	$87,764

Liabilities
Current liabilities:
Short-term borrowings:
-- Financial Products	$3,454	$4,393
Accounts payable	7,792	7,675
Accrued expenses	4,990	5,243
Accrued wages, salaries and employee benefits	1,259	2,391
Customer advances	2,951	2,322
Dividends payable	—	674
Other current liabilities	2,834	2,909
Long-term debt due within one year:
-- Machinery, Energy & Transportation	29	46
-- Financial Products	9,286	6,619
Total current liabilities	32,595	32,272

Long-term debt due after one year:
-- Machinery, Energy & Transportation	8,618	8,564
-- Financial Products	17,201	18,787
Liability for postemployment benefits	3,575	3,757
Other liabilities	4,915	4,890
Total liabilities	66,904	68,270

Shareholders’ equity
Common stock	6,043	6,941
Treasury stock	(47,127)	(44,331)
Profit employed in the business	61,356	59,352
Accumulated other comprehensive income (loss)	(2,205)	(2,471)
Noncontrolling interests	3	3
Total shareholders’ equity	18,070	19,494
Total liabilities and shareholders’ equity	$84,974	$87,764

(more)

Caterpillar Inc.
Condensed Consolidated Statement of Cash Flow
(Unaudited)
(Millions of dollars)

	Three Months Ended March 31,
	2025	2024
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$2,003	$2,854
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	540	524
Provision (benefit) for deferred income taxes	(38)	(54)
(Gain) loss on divestiture	—	(64)
Other	78	(5)
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	155	(81)
Inventories	(990)	(439)
Accounts payable	401	203
Accrued expenses	(198)	(38)
Accrued wages, salaries and employee benefits	(1,144)	(1,454)
Customer advances	713	279
Other assets – net	69	60
Other liabilities – net	(300)	267
Net cash provided by (used for) operating activities	1,289	2,052
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(710)	(500)
Expenditures for equipment leased to others	(208)	(236)
Proceeds from disposals of leased assets and property, plant and equipment	149	155
Additions to finance receivables	(3,209)	(3,256)
Collections of finance receivables	3,049	3,140
Proceeds from sale of finance receivables	7	13
Investments and acquisitions (net of cash acquired)	(2)	—
Proceeds from sale of businesses and investments (net of cash sold)	12	42
Proceeds from maturities and sale of securities	923	1,867
Investments in securities	(177)	(275)
Other – net	(9)	8
Net cash provided by (used for) investing activities	(175)	958
Cash flow from financing activities:
Dividends paid	(674)	(648)
Common stock issued, including treasury shares reissued	(64)	(8)
Payments to purchase common stock	(3,660)	(4,455)
Proceeds from debt issued (original maturities greater than three months)	2,633	2,731
Payments on debt (original maturities greater than three months)	(1,797)	(1,570)
Short-term borrowings – net (original maturities three months or less)	(934)	(1,050)
Net cash provided by (used for) financing activities	(4,496)	(5,000)
Effect of exchange rate changes on cash	54	(30)
Increase (decrease) in cash, cash equivalents and restricted cash	(3,328)	(2,020)
Cash, cash equivalents and restricted cash at beginning of period	6,896	6,985
Cash, cash equivalents and restricted cash at end of period	$3,568	$4,965

Cash equivalents primarily represent short-term, highly liquid investments with original maturities of generally three months or less.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended March 31, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$13,378	$13,378	$—	$—
Revenues of Financial Products	871	—	1,048	(177)	1
Total sales and revenues	14,249	13,378	1,048	(177)

Operating costs:
Cost of goods sold	8,965	8,967	—	(2)	2
Selling, general and administrative expenses	1,593	1,408	196	(11)	2
Research and development expenses	480	480	—	—
Interest expense of Financial Products	326	—	326	—
Other operating (income) expenses	306	8	325	(27)	2
Total operating costs	11,670	10,863	847	(40)

Operating profit	2,579	2,515	201	(137)

Interest expense excluding Financial Products	116	119	—	(3)	3
Other income (expense)	107	(45)	18	134	4

Consolidated profit before taxes	2,570	2,351	219	—

Provision (benefit) for income taxes	574	520	54	—
Profit of consolidated companies	1,996	1,831	165	—

Equity in profit (loss) of unconsolidated affiliated companies	7	7	—	—

Profit of consolidated and affiliated companies	2,003	1,838	165	—

Profit [5]	$2,003	$1,838	$165	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of interest expense recorded between Financial Products and ME&T.
4	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
5	Profit attributable to common shareholders.

(more)

Caterpillar Inc.
Supplemental Data for Results of Operations
For the Three Months Ended March 31, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Sales and revenues:
Sales of Machinery, Energy & Transportation	$14,960	$14,960	$—	$—
Revenues of Financial Products	839	—	1,029	(190)	1
Total sales and revenues	15,799	14,960	1,029	(190)

Operating costs:
Cost of goods sold	9,662	9,664	—	(2)	2
Selling, general and administrative expenses	1,577	1,413	178	(14)	2
Research and development expenses	520	520	—	—
Interest expense of Financial Products	298	—	298	—
Other operating (income) expenses	223	(41)	285	(21)	2
Total operating costs	12,280	11,556	761	(37)

Operating profit	3,519	3,404	268	(153)

Interest expense excluding Financial Products	143	143	—	—
Other income (expense)	156	(20)	23	153	3

Consolidated profit before taxes	3,532	3,241	291	—

Provision (benefit) for income taxes	688	615	73	—
Profit of consolidated companies	2,844	2,626	218	—

Equity in profit (loss) of unconsolidated affiliated companies	10	10	—	—

Profit of consolidated and affiliated companies	2,854	2,636	218	—

Less: Profit (loss) attributable to noncontrolling interests	(2)	(3)	1	—

Profit [4]	$2,856	$2,639	$217	$—

1	Elimination of Financial Products’ revenues earned from ME&T.
2	Elimination of net expenses recorded between ME&T and Financial Products.
3	Elimination of discount recorded by ME&T on receivables sold to Financial Products and of interest earned between ME&T and Financial Products as well as dividends paid by Financial Products to ME&T.
4	Profit attributable to common shareholders.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At March 31, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$3,562	$2,741	$821	$—
Receivables – trade and other	9,116	3,321	551	5,244	1,2
Receivables – finance	9,655	—	15,168	(5,513)	2
Prepaid expenses and other current assets	2,824	2,413	448	(37)	3
Inventories	17,862	17,862	—	—
Total current assets	43,019	26,337	16,988	(306)

Property, plant and equipment – net	13,432	9,655	3,777	—
Long-term receivables – trade and other	1,261	532	94	635	1,2
Long-term receivables – finance	13,452	—	14,274	(822)	2
Noncurrent deferred and refundable income taxes	3,334	3,614	119	(399)	4
Intangible assets	361	361	—	—
Goodwill	5,270	5,270	—	—
Other assets	4,845	3,567	2,299	(1,021)	5
Total assets	$84,974	$49,336	$37,551	$(1,913)

Liabilities
Current liabilities:
Short-term borrowings	$3,454	$—	$3,454	$—
Accounts payable	7,792	7,726	345	(279)	6,7
Accrued expenses	4,990	4,304	686	—
Accrued wages, salaries and employee benefits	1,259	1,230	29	—
Customer advances	2,951	2,932	3	16	7
Other current liabilities	2,834	2,162	733	(61)	4,5,8
Long-term debt due within one year	9,315	29	9,286	—
Total current liabilities	32,595	18,383	14,536	(324)

Long-term debt due after one year	25,819	8,811	17,201	(193)	9
Liability for postemployment benefits	3,575	3,575	—	—
Other liabilities	4,915	4,033	1,306	(424)	4,5
Total liabilities	66,904	34,802	33,043	(941)

Shareholders’ equity
Common stock	6,043	6,043	905	(905)	10
Treasury stock	(47,127)	(47,127)	—	—
Profit employed in the business	61,356	56,626	4,720	10	10
Accumulated other comprehensive income (loss)	(2,205)	(1,013)	(1,192)	—
Noncontrolling interests	3	5	75	(77)	10
Total shareholders’ equity	18,070	14,534	4,508	(972)
Total liabilities and shareholders’ equity	$84,974	$49,336	$37,551	$(1,913)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T's insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets and liabilities between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products' payables to customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Financial Position
At December 31, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Assets
Current assets:
Cash and cash equivalents	$6,889	$6,165	$724	$—
Receivables – trade and other	9,282	3,463	688	5,131	1,2
Receivables – finance	9,565	—	14,957	(5,392)	2
Prepaid expenses and other current assets	3,119	2,872	401	(154)	3
Inventories	16,827	16,827	—	—
Total current assets	45,682	29,327	16,770	(415)

Property, plant and equipment – net	13,361	9,531	3,830	—
Long-term receivables – trade and other	1,225	500	86	639	1,2
Long-term receivables – finance	13,242	—	14,048	(806)	2
Noncurrent deferred and refundable income taxes	3,312	3,594	118	(400)	4
Intangible assets	399	399	—	—
Goodwill	5,241	5,241	—	—
Other assets	5,302	4,050	2,277	(1,025)	5
Total assets	$87,764	$52,642	$37,129	$(2,007)

Liabilities
Current liabilities:
Short-term borrowings	$4,393	$—	$4,393	$—
Accounts payable	7,675	7,619	331	(275)	6,7
Accrued expenses	5,243	4,589	654	—
Accrued wages, salaries and employee benefits	2,391	2,335	56	—
Customer advances	2,322	2,305	3	14	7
Dividends payable	674	674	—	—
Other current liabilities	2,909	2,388	696	(175)	4,8
Long-term debt due within one year	6,665	46	6,619	—
Total current liabilities	32,272	19,956	12,752	(436)

Long-term debt due after one year	27,351	8,731	18,787	(167)	9
Liability for postemployment benefits	3,757	3,757	—	—
Other liabilities	4,890	3,977	1,344	(431)	4
Total liabilities	68,270	36,421	32,883	(1,034)

Shareholders’ equity
Common stock	6,941	6,941	905	(905)	10
Treasury stock	(44,331)	(44,331)	—	—
Profit employed in the business	59,352	54,787	4,555	10	10
Accumulated other comprehensive income (loss)	(2,471)	(1,182)	(1,289)	—
Noncontrolling interests	3	6	75	(78)	10
Total shareholders’ equity	19,494	16,221	4,246	(973)
Total liabilities and shareholders’ equity	$87,764	$52,642	$37,129	$(2,007)

1	Elimination of receivables between ME&T and Financial Products.
2	Reclassification of ME&T’s trade receivables purchased by Financial Products and Financial Products’ wholesale inventory receivables.
3	Elimination of ME&T’s insurance premiums that are prepaid to Financial Products.
4	Reclassification reflecting required netting of deferred tax assets/liabilities by taxing jurisdiction.
5	Elimination of other intercompany assets and liabilities between ME&T and Financial Products.
6	Elimination of payables between ME&T and Financial Products.
7	Reclassification of Financial Products' payables to customer advances.
8	Elimination of prepaid insurance in Financial Products’ other liabilities.
9	Elimination of debt between ME&T and Financial Products.
10	Eliminations associated with ME&T’s investments in Financial Products’ subsidiaries.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Three Months Ended March 31, 2025
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$2,003	$1,838	$165	$—
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	540	351	189	—
Provision (benefit) for deferred income taxes	(38)	(34)	(4)	—
Other	78	76	(123)	125	1
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	155	215	(19)	(41)	[1,2]
Inventories	(990)	(990)	—	—
Accounts payable	401	343	60	(2)	1
Accrued expenses	(198)	(211)	13	—
Accrued wages, salaries and employee benefits	(1,144)	(1,117)	(27)	—
Customer advances	713	713	—	—
Other assets – net	69	224	(12)	(143)	1
Other liabilities – net	(300)	(482)	55	127	1
Net cash provided by (used for) operating activities	1,289	926	297	66
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(710)	(700)	(11)	1	1
Expenditures for equipment leased to others	(208)	(4)	(205)	1	1
Proceeds from disposals of leased assets and property, plant and equipment	149	14	137	(2)	1
Additions to finance receivables	(3,209)	—	(3,549)	340	2
Collections of finance receivables	3,049	—	3,458	(409)	2
Net intercompany purchased receivables	—	—	(3)	3	2
Proceeds from sale of finance receivables	7	—	7	—
Net intercompany borrowings	—	—	7	(7)	3
Investments and acquisitions (net of cash acquired)	(2)	(2)	—	—
Proceeds from sale of businesses and investments (net of cash sold)	12	12	—	—
Proceeds from maturities and sale of securities	923	782	141	—
Investments in securities	(177)	(28)	(149)	—
Other – net	(9)	(44)	35	—
Net cash provided by (used for) investing activities	(175)	30	(132)	(73)
Cash flow from financing activities:
Dividends paid	(674)	(674)	—	—
Common stock issued, including treasury shares reissued	(64)	(64)	—	—
Payments to purchase common stock	(3,660)	(3,660)	—	—
Net intercompany borrowings	—	(7)	—	7	3
Proceeds from debt issued (original maturities greater than three months)	2,633	—	2,633	—
Payments on debt (original maturities greater than three months)	(1,797)	(27)	(1,770)	—
Short-term borrowings – net (original maturities three months or less)	(934)	—	(934)	—
Net cash provided by (used for) financing activities	(4,496)	(4,432)	(71)	7
Effect of exchange rate changes on cash	54	49	5	—
Increase (decrease) in cash, cash equivalents and restricted cash	(3,328)	(3,427)	99	—
Cash, cash equivalents and restricted cash at beginning of period	6,896	6,170	726	—
Cash, cash equivalents and restricted cash at end of period	$3,568	$2,743	$825	$—

1	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
2	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
3	Elimination of net proceeds and payments to/from ME&T and Financial Products.
(more)

Caterpillar Inc.
Supplemental Data for Cash Flow
For the Three Months Ended March 31, 2024
(Unaudited)
(Millions of dollars)

		Supplemental Consolidating Data
	Consolidated	Machinery, Energy & Transportation	Financial Products	Consolidating Adjustments
Cash flow from operating activities:
Profit of consolidated and affiliated companies	$2,854	$2,636	$218	$—
Adjustments to reconcile profit to net cash provided by operating activities:
Depreciation and amortization	524	328	196	—
Provision (benefit) for deferred income taxes	(54)	(23)	(31)	—
(Gain) loss on divestiture	(64)	(64)	—	—
Other	(5)	(16)	(120)	131	1
Changes in assets and liabilities, net of acquisitions and divestitures:
Receivables – trade and other	(81)	111	(40)	(152)	[1,2]
Inventories	(439)	(434)	—	(5)	1
Accounts payable	203	179	30	(6)	1
Accrued expenses	(38)	(47)	9	—
Accrued wages, salaries and employee benefits	(1,454)	(1,422)	(32)	—
Customer advances	279	279	—	—
Other assets – net	60	102	3	(45)	1
Other liabilities – net	267	142	75	50	1
Net cash provided by (used for) operating activities	2,052	1,771	308	(27)
Cash flow from investing activities:
Capital expenditures – excluding equipment leased to others	(500)	(493)	(8)	1	1
Expenditures for equipment leased to others	(236)	(9)	(233)	6	1
Proceeds from disposals of leased assets and property, plant and equipment	155	5	152	(2)	1
Additions to finance receivables	(3,256)	—	(3,573)	317	2
Collections of finance receivables	3,140	—	3,572	(432)	2
Net intercompany purchased receivables	—	—	(137)	137	2
Proceeds from sale of finance receivables	13	—	13	—
Net intercompany borrowings	—	—	3	(3)	3
Proceeds from sale of businesses and investments (net of cash sold)	42	42	—	—
Proceeds from maturities and sale of securities	1,867	1,797	70	—
Investments in securities	(275)	(148)	(127)	—
Other – net	8	31	(23)	—
Net cash provided by (used for) investing activities	958	1,225	(291)	24
Cash flow from financing activities:
Dividends paid	(648)	(648)	—	—
Common stock issued, including treasury shares reissued	(8)	(8)	—	—
Payments to purchase common stock	(4,455)	(4,455)	—	—
Net intercompany borrowings	—	(3)	—	3	3
Proceeds from debt issued (original maturities greater than three months)	2,731	—	2,731	—
Payments on debt (original maturities greater than three months)	(1,570)	(6)	(1,564)	—
Short-term borrowings – net (original maturities three months or less)	(1,050)	—	(1,050)	—
Net cash provided by (used for) financing activities	(5,000)	(5,120)	117	3
Effect of exchange rate changes on cash	(30)	(20)	(10)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(2,020)	(2,144)	124	—
Cash, cash equivalents and restricted cash at beginning of period	6,985	6,111	874	—
Cash, cash equivalents and restricted cash at end of period	$4,965	$3,967	$998	$—

1	Elimination of non-cash adjustments and changes in assets and liabilities related to consolidated reporting.
2	Reclassification of Financial Products’ cash flow activity from investing to operating for receivables that arose from the sale of inventory.
3	Elimination of net proceeds and payments to/from ME&T and Financial Products.
#